UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2021 (February 2, 2021)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, Gwendolyn A. Watanabe notified the Board of Directors (the “Board”) of Misonix, Inc. (the “Company”) that she is resigning from her position as a director of the Company, effective February 2, 2021. Ms. Watanabe is a member of the Audit Committee (the “Audit Committee”) and the Chair of the Nominating and Governance Committee (the “Nominating Committee”) of the Board. Ms. Watanabe’s resignation follows her acceptance of a senior position at Smith & Nephew. The resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. In order to fill the committee vacancies created by Ms. Watanabe’s resignation, the Board appointed Paul LaViolette to the Audit Committee and Thomas M. Patton to the Nominating Committee, in each case effective upon Ms. Watanabe’s resignation. Mr. LaViolette will serve as chair of the Nominating Committee. Also effective upon Ms. Watanabe’s resignation as a director, the size of the Board will be reduced from five to four directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021	Misonix, Inc.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Chief Financial Officer